EXHIBIT 10.1
                     RESTRICTED STOCK GRANT AGREEMENT

       This Restricted Stock Grant Agreement ("Restricted Stock Grant") is by and between Oshman's Sporting Goods, Inc., a Delaware corporation (the "Company"), and Alvin N. Lubetkin, a resident of Harris County, Texas ("Grantee"). All references herein to specific paragraphs refer to the paragraphs of this Restricted Stock Grant.

     1. GRANT OF RESTRICTED SHARES. The Company hereby grants to Grantee, all rights, title and interest in and to the record and beneficial ownership of 100,000 shares (the "Restricted Shares") of common stock, $.01 par value per share, of the Company ("Common Stock"), upon the terms and subject to the conditions described in Paragraphs 4 and 5 as well as the other provisions hereof. By acceptance of this Restricted Stock Grant, Grantee agrees (i) to be bound by all of the terms, provisions, conditions and limitations hereof, (ii) not to disclose any trade or secret data or any other confidential information of the Company acquired during employment by the Company or a Subsidiary, or after termination of employment or "Retirement" (as defined in Paragraph 5(a)), and (iii) not to compete with the Company as more fully explained in Paragraph 7.

     2. RESTRICTION PERIOD. The Restriction Period with respect to the relevant portion of Restricted Shares shall end on the Grantee's "Vesting Date" as defined in Paragraph 5(c).

     3. DELIVERY OF RESTRICTED SHARES. Upon satisfaction of the conditions precedent set forth in this Restricted Stock Grant, the Company shall issue and deliver to Grantee a certificate or certificates for such number of shares of Common Stock as are required to be issued and delivered under this Restricted Stock Grant.

     4. RISK OF FORFEITURE. To the extent that Grantee's employment with the Company terminates for any reason other than death, Disability (as defined below), "Retirement" (as defined in Paragraph 5(a)) or termination of employment by Grantee for "Good Reason" (as defined in Paragraph 5(a)), prior to being fully vested pursuant to Paragraph 5, Grantee shall forfeit the right to receive the Restricted Shares that would otherwise have been delivered upon satisfaction (as of the relevant time) of the conditions precedent to issuance of a certificate or certificates for such Restricted Shares. The term "Disability" as used herein shall mean any complete and permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

     5. VESTING

        (a) VESTING UPON RETIREMENT. Except as provided in subparagraphs
     (b) and (c) below, Grantee shall acquire a vested interest in the Restricted Shares only upon his

     "Retirement" (as defined below), at which time the percentage of Grantee's vested interest shall be determined by his age, as set forth in the following table:

             If Grantee's Retirement              His Vested Percentage
              Occurs At or After Age:                   Shall Be:
             ------------------------             ---------------------
                       62                                 25%
                       63                                 50%
                       64                                 75%
                       65                                100%

       For purposes of this Restricted Stock Grant, the term "Retirement" shall mean the Grantee's voluntary termination of his employment with the Company for reasons OTHER THAN "Good Reason," which latter term shall mean either (i) any reduction in Grantee's annual base salary below $342,200 per year, or (ii) Grantee's removal as chief executive officer of the Company.

        (b) ACCELERATED VESTING UPON CERTAIN EVENTS. Notwithstanding the provisions of subparagraph (a) above, but subject to subparagraph (c) below, Grantee shall immediately become 100% vested in the Restricted Shares upon the occurrence of any of the following events:

           (1) Termination of Grantee's employment by the Company that is not a Termination for Cause (as defined below);

           (2) Termination of Grantee's employment by the Grantee for "Good Reason" (as defined in subparagraph (a) above) at any time following an event constituting Good Reason;

           (3) Grantee's death;

           (4) Grantee's Disability; or

           (5) Upon any termination of Grantee's employment (whether by the Company or by the Employee) following a Change in Control (as defined in Section 5.7(a) of the Company's 1994 Omnibus Plan).

The term "Termination for Cause," as used herein, shall mean Grantee's termination by the Company as a result of Grantee's willful misconduct or disobedience, dishonesty or disloyalty.

        (c) REDUCTION OF VESTED PERCENTAGE. Notwithstanding the foregoing provisions of this Paragraph 4, if at the time Grantee would otherwise become vested to any extent in the Restricted Shares pursuant to subparagraphs (a) or (b) above (hereinafter, his "Vesting Date"), Grantee is indebted to the Company by reason of any loan made to Grantee that has not been fully repaid on or before such Vesting Date ("Outstanding Loan"), the number of Restricted Shares in which Grantee would otherwise become fully vested pursuant to subparagraphs (a) or
     (b) above shall be reduced by the number of shares that is equal to the number derived by (i) dividing the unpaid balance of the Outstanding Loan, by (ii) the Fair Market Value (as defined in Section 1.2(l) of the Company's 1994 Omnibus Plan) of one share of Common Stock with the amounts described in both (i) and (ii) determined as of the Vesting Date.

        To the extent that a reduction in Grantee's vested interest in the Restricted Shares occurs pursuant to the immediately preceding paragraph, Grantee's Outstanding Loan shall be deemed to have been repaid as of the Vesting Date to the extent Restricted Shares were reduced, and the Company shall, as soon as practical thereafter, provide Grantee with appropriate written documentation that evidences such repayment.

        To the extent that Grantee has a vested interest in any Restricted Shares after the reduction described in this subparagraph (c), such Restricted Shares shall be delivered to him, free of restrictions, as soon as practical after the Vesting Date.

     6. TAX BENEFIT PAYMENT. Subject to the following provisions of this Paragraph 6, as soon as practical after the end of the Company's taxable year in which occurs Grantee's Vesting Date, the Company shall pay to Grantee in a single sum in cash an amount equal to the current tax savings attributable to the federal income tax deduction to which the Company is entitled as a result of the Grantee's vesting in the Restricted Shares. To the extent that the Company derives a partial or no tax savings from the tax deduction because the Company's taxable income for federal income tax purposes is not sufficient for it to currently benefit from such deduction or the Company has a net operating loss, payment of the amount or amounts due hereunder will be made as described below if and when (and to the extent) the Company does derive a current tax savings from the deduction. In determining when the deduction attributable to the vesting of the Restricted Shares is used by the Company, it shall be assumed that all other deductions available to the Company are used before the deduction attributable to the Restricted Shares is utilized. Payment of the amount or amounts due hereunder shall be made to Grantee in cash as soon as practicable after the end of the Company's taxable year or years, if applicable, in which the Company derives a current tax savings from the deduction. Should Grantee die before full payment of any amount due hereunder is paid, such amount shall be paid to the personal representative or representatives of his estate.

     7. AGREEMENT NOT TO COMPETE WITH COMPANY. Grantee hereby acknowledges that (i) in the event that he were to enter into competition with the Company, Grantee's knowledge of the Company's proprietary information would be of invaluable benefit to a competitor of the Company, and could cause irreparable harm to the Company's business interests; and (ii) Grantee's agreement to enter into the noncompetition provisions and covenants set forth herein is an integral condition of this Restricted Stock Grant, without which the Company would not have agreed to enter into this Restricted Stock Grant. Accordingly, with respect to the Company's operations within the United States of America and during the term of Grantee's employment by the Company, and for a period of five years after the effective date of Grantee's Retirement (as defined above), Grantee hereby covenants, consents and agrees that he shall not, directly or indirectly, acting alone or in conjunction with others, for his own account or for the account of others, including, without limitation, as an officer, director, stockholder, owner, partner, joint venturer, employee, promoter, consultant, agent, representative, or otherwise:

        (a) Solicit, canvass, or accept any fees or business from any customer of the Company for himself or any other person or entity engaged in a business competitive with the Company (hereinafter referred to as a "Competitive Enterprise"); or

        (b) Engage or participate in any Competitive Enterprise; or

        (c) Request or advise any service provider or supplier to, or customer of, the Company to reduce, curtail or cancel any business that it may transact with the Company; or

        (d) Solicit, induce, or otherwise attempt to influence any employee or agent of the Company, or any of its Subsidiaries or affiliates, to terminate his relationship with the Company; or

        (e) Make any statement or perform any act intended to advance an interest of an existing or prospective competitor of the Company in any way that injures the goodwill or any other business interest of the Company.

     Grantee hereby agrees that the limitations set forth above on his rights to compete with the Company after his termination of employment are reasonable and necessary for the protection of the Company. However, should the time period or any other noncompetition provision set forth herein be deemed invalid or unenforceable in any respect, then Grantee acknowledges and agrees that reformation may be made with respect to such time period or other noncompetition provision in order to protect the Company's business interests to the maximum permissible extent.

     8. OWNERSHIP RIGHTS. Grantee shall have no rights as a stockholder with respect to Restricted Shares subject to this Restricted Stock Grant until Grantee becomes the holder of record of such shares following the issuance of a stock certificate for Common Stock that is free of restrictions hereunder. Without limiting the foregoing, Grantee shall have no right to transfer any Restricted Shares or receive any dividends (other than as provided in Paragraph 10) payable to stockholders of record prior to the date that the Grantee so becomes a stockholder of record.

     9. REORGANIZATION OF COMPANY AND SUBSIDIARIES/CHANGE IN CONTROL. The existence of this Restricted Stock Grant shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Restricted Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     10. ADJUSTMENT OF SHARES.

        (a) In the event of stock dividends, spin-offs of assets, or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving the Company ("Recapitalization Events"), then for all purposes references herein to Common Stock or to Restricted Shares shall mean and include all securities or other property (other than cash) that holders of Common Stock are entitled to receive in respect of Common Stock by reason of each successive Recapitalization Event, which securities or other property (other than cash) shall be treated in the same manner and shall be subject to the same restrictions as the underlying Restricted Shares.

        (b) In the event of any change in applicable laws or any change in circumstances which results in or would result in any dilution of the rights of Grantee hereunder, or which otherwise warrants equitable adjustment because it interferes with the intended operation of this Restricted Stock Grant, then, if the Board of Directors of the Company (the "Board") shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares of stock or other securities or property theretofore subject to issuance hereunder, such adjustment shall be made in accordance with such determination. The Board shall give notice to Grantee, and upon notice such adjustment shall be effective and binding for all purposes of this Restricted Stock Grant.

     11. CERTAIN RESTRICTIONS. By accepting this Restricted Stock Grant, Grantee agrees that, if at the time of delivery of certificates for Common Stock issued hereunder following the lapse of restrictions previously applicable to such shares, any sale of such shares of Common Stock is not covered by an effective registration statement filed under the Securities Act of 1933 (the "Act"), or cannot be made in accordance with an applicable exemption from the Act, Grantee will acquire the shares of Common Stock for Grantee's own account and without a view to resale or distribution in violation of the Act or any other securities law, and upon any such acquisition Grantee will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with the Act or any other securities law or with this document.

     12. AMENDMENT AND TERMINATION. No amendment or termination of this Restricted Stock Grant shall be made by the Board of Directors at any time without the written consent of Grantee.

     13. NO GUARANTEE OF EMPLOYMENT. This Restricted Stock Grant shall not confer upon Grantee any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate Grantee's employment or other service at any time.

     14. WITHHOLDING OF TAXES. The Company shall have the right to (i) make deductions from the number of Restricted Shares otherwise deliverable upon satisfaction of the conditions precedent under this Restricted Stock Grant (and other amounts payable under this Restricted Stock Grant) in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law, or (ii) take such other action as may be necessary or appropriate to satisfy any such tax withholding obligations.

     15. NO GUARANTEE OF TAX CONSEQUENCES. Neither the Company nor the Board makes any commitment or guarantee that any federal or state tax treatment will apply or be available to any person eligible for benefits under this Restricted Stock Grant.

     16. SEVERABILITY. In the event that any provision of this Restricted Stock Grant shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of this Restricted Stock Grant and this Restricted Stock Grant shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

     17. GOVERNING LAW. This Restricted Stock Grant shall be construed in accordance with the laws of the State of Texas to the extent federal law does not supersede and preempt Texas law.

       Executed the 15th day of July, 1994.

                                    "COMPANY"

                                    OSHMAN'S SPORTING GOODS, INC.

                                    By:      WILLIAM N. ANDERSON
                                                  President

       Accepted the 15th day of July, 1994.

                                    "GRANTEE"

                                             ALVIN N. LUBETKIN